FIRST AMENDMENT TO AGREEMENT

      THIS FIRST AMENDMENT TO AGREEMENT (this "Amendment") is made as of July 14, 2005, by and between Science Dynamics Corporation, with an address at 7150 North Park Drive, Pennsauken, New Jersey, 08109 ("SciDyn"), Calabash Consultancy Ltd., with an address at Delta Suite, Commercial House, Commercial Street, St Helier. Jersey. C.I. JEI 5TL ("Calabash") and Alan Bashforth with an address at Le Virage, La Route de Sainte Marie, St. Mary, Jersey JE3 3DB ("Bashforth").

                              W I T N E S S E T H:

      WHEREAS, SciDyn and Calabash entered into an agreement dated January 1, 2005, providing for the provision of certain consulting services by Calabash to SciDyn (the "Consulting Agreement"). A true and correct copy of the Consulting Agreement is attached hereto as Exhibit A.

      WHEREAS, the parties hereto wish to terminate the Consulting Agreement, as set forth herein.

      NOW THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Incorporation of Recitals; Definitions. The foregoing recitals are incorporated herein as a substantive part of this Amendment. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Consulting Agreement.

      2. Termination. Except as specifically set forth herein, the Consulting Agreement is hereby terminated as of March 31, 2005, and all provisions contained therein are hereby null, void and of no effect.

      3. Warrants and Options. Notwithstanding the foregoing Section 2 hereof, the six million (6,000,000) seven (7) year warrants to purchase common stock of SciDyn at a strike price of $0.10 (the "Warrants") and the two million (2,000,000) options to purchase common stock of SciDyn at a price of $0.05 (the "Options"), both of which were granted to Calabash in Section 5 of the Consulting Agreement, shall remain in full force and effect except as follows:

      a. the right to exercise the Warrants shall commence on March 31, 2006 (the "Exercise Date") without any right to exercise the Warrants prior to the Exercise Date, and

      b.    the right to exercise the Options shall expire March 31, 2008.


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      4. Compensation. Calabash is owed $125,000 pursuant to the Consulting
Agreement (the "Consulting Fee"), and no other additional amounts shall be due from SciDyn to either Calabash or Bashforth under the Consulting Agreement or pursuant to any other prior arrangement. The Consulting Fee shall be due and payable to Calabash upon the earlier of (i) SciDyn raising $1,000,000 in new equity, or (ii) March 31, 2006.

      5. Release of Certain Claims

            a. Calabash and Bashforth, for themselves, their beneficiaries, heirs, successors and assigns IRREVOCABLY AND UNCONDITIONALLY RELEASE, ACQUIT, AND FOREVER DISCHARGE SciDyn, its affiliates and their respective current and former parents, subsidiaries, affiliates, and related corporations, firms, associations, partnerships and limited liability companies, their successors and assigns, and the current and former owners, shareholders, directors, officers, employees, agents, attorneys, representatives, partners, members, and insurers of said corporations, firms, associations, partnerships, limited liability companies, and entities, and their successors, assigns, heirs, executors, and administrators (hereinafter collectively in this subparagraph referred to as the "Releasees") from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, and expenses (including attorneys' fees and expenses) pertaining to or arising out of the Consulting Agreement or the termination thereof or the relationship between Bashforth and SciDyn arising in connection therewith.

            b. SciDyn, for itself and on behalf of its assigns and successors, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES Calabash and Bashforth, their beneficiaries, heirs, successors and assigns (hereinafter collectively referred to in this subparagraph as the "Releasees") from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses and expenses (including attorneys' fees and expenses) pertaining to or arising out of the Consulting Agreement or the termination thereof or the relationship between Bashforth and SciDyn arising in connection therewith.

      6. Counterparts. This Amendment may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument. Each party has the right to rely upon a facsimile counterpart of this Amendment signed by the other party to the same extent as if such party received an original counterpart.


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      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date set forth above.

                                       Science Dynamics Corporation


                                       By: /s/ Paul Burgess
                                           -------------------------------------

                                           Paul Burgess



                                       Calabash Consultancy Ltd.


                                       By: /s/ Alan Bashforth
                                           -------------------------------------

                                           Alan Bashforth

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